Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Steve Adams
Media Relations	Investor Relations
(706) 644-0528	(706) 641-6462

Synovus Announces Earnings for the First Quarter 2018

Diluted Earnings per Share of $0.84, up 49.7% vs. $0.56 in 1Q17

COLUMBUS, Ga., April 24, 2018 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2018.

First Quarter Highlights

•	Net income available to common shareholders for the first quarter 2018 was $100.6 million or $0.84 per diluted share as compared to $27.0 million or $0.23 per diluted share for the fourth quarter 2017 and $69.3 million or $0.56 per diluted share for the first quarter 2017. The fourth quarter 2017 results included a $23.2 million loss on early extinguishment of debt and a $47.2 million charge related to Federal tax reform.

•	Adjusted earnings per diluted share for the first quarter 2018 were $0.86, a 19.8% increase from the fourth quarter 2017 and a 50.9% increase from the first quarter 2017.

•	As a result of Federal tax reform and other one-time and seasonal items, the effective tax rate for the first quarter was 22.6% compared to 32.0% in the first quarter 2017.

•	Return on average assets for the first quarter 2018 was 1.34%, compared to 0.37% the previous quarter and 0.96% in the first quarter 2017.

•	Adjusted return on average assets was 1.36%, up 24 basis points from the previous quarter and up 39 basis points from the first quarter 2017.

•	Return on average common equity was 14.62%, an increase of 465 basis points from the first quarter 2017.

•	Adjusted return on average common equity was 14.86%, an improvement of 480 basis points from the first quarter 2017.

•	Adjusted return on average tangible common equity was 15.23%, an increase of 490 basis points from the first quarter 2017.

•	Total average loans grew $240.8 million or 4.0% annualized from the previous quarter and $816.4 million or 3.4% as compared to the first quarter 2017.

•	Total average deposits decreased $497.9 million or 7.7% annualized from fourth quarter 2017 and increased $869.2 million or 3.5% as compared to the first quarter 2017.

•	Total ending deposits increased $105.6 million or 1.6% from fourth quarter 2017 and increased $1.15 billion or 4.6% as compared to the first quarter 2017.

•	Total revenues[1] were $341.3 million, up $37.2 million or 12.2% from the first quarter 2017.

•	Net interest margin was 3.78%, up 13 basis points from the previous quarter and up 36 basis points from the first quarter 2017.

[1]	Total revenues consist of net interest income and non-interest income excluding investment securities gains/(losses).

•	Efficiency ratio was 57.16%, compared to 66.77% the previous quarter and 64.84% in the first quarter 2017.

•	Adjusted efficiency ratio was 57.42%, an improvement of 483 basis points from the first quarter 2017.

•	Credit quality metrics remained favorable, with a net charge-off ratio of 7 basis points, down 8 basis points from the previous quarter and down 5 basis points from first quarter 2017. The non-performing asset ratio was 0.53%, unchanged from the previous quarter and down 24 basis points from first quarter 2017.

“2018 is off to a good start, with 12 percent growth in revenues and a 50 percent increase in earnings per share year-over-year,” said Kessel D. Stelling, Synovus chairman and CEO. “We delivered another quarter of strong operating leverage through disciplined execution of our growth strategies, including talent acquisition and expansion of our presence in high-potential markets. As we approach completion of the transition to a unified Synovus brand, we are already seeing the benefits of greater name recognition across our footprint. Our team is deeply committed to building on our reputation, improving the customer experience, and executing on core growth strategies to meet and exceed long-term targets.”

Balance Sheet

•	Total average loans for the quarter were $24.85 billion, up $240.8 million or 4.0% annualized from the previous quarter and up $816.4 million or 3.4% as compared to the first quarter 2017.

•	Total loans ended the quarter at $24.88 billion, up $95.6 million or 1.6% annualized from the previous quarter and up $624.6 million or 2.6% as compared to the first quarter 2017.

•	Commercial and industrial loans grew by $78.3 million or 2.6% annualized from the previous quarter and $369.2 million or 3.1% as compared to the first quarter 2017.

•	Consumer loans grew by $115.5 million or 8.0% annualized from the previous quarter and $885.2 million or 17.4% as compared to the first quarter 2017.

•	Commercial real estate loans declined by $99.6 million or 5.8% annualized from the previous quarter and declined $631.6 million or 8.5% as compared to first quarter 2017.

•	Total average deposits for the quarter were $25.79 billion, down $497.9 million or 7.7% annualized from the previous quarter and up $869.2 million or 3.5% as compared to the first quarter 2017.

•	Average non-time core deposits decreased $120.4 million or 2.3% annualized from the previous quarter and increased $504.1 million or 2.5% as compared to the first quarter 2017.

•	Total deposits ended the quarter at $26.25 billion, up $105.6 million or 1.6% annualized from fourth quarter 2017 and up $1.15 billion or 4.6% as compared to the first quarter 2017.

•	The loan to deposit ratio remained stable at 95%.

Core Performance

•	Total revenues[1] were $341.3 million in the first quarter, up from $339.1 million in the previous quarter, and up $37.2 million or 12.2% from $304.1 million in the first quarter 2017.

•	Net interest income was $274.3 million, up $4.6 million or 1.7% from the previous quarter and up $34.4 million or 14.3% from the first quarter 2017.

[1]	Total revenues consist of net interest income and non-interest income excluding investment securities gains/(losses).

•	Net interest margin was 3.78%, up 13 basis points from the previous quarter. Yield on earning assets was 4.31%, up 16 basis points from the previous quarter, and the effective cost of funds was 0.53%, up 3 basis points from the previous quarter.

•	Total non-interest income was $67.0 million, down $2.3 million from the previous quarter and down $4.8 million or 6.7% from first quarter 2017.

•	The first quarters of 2018 and 2017 include net decreases in fair value of private equity investments of $3.1 million and $1.8 million, respectively. First quarter 2017 also included net investment securities gains of $7.7 million.

•	Adjusted non-interest income was $70.1 million, up $849 thousand from the previous quarter and up $4.1 million or 6.2% as compared to the first quarter 2017.

•	Core banking fees[2] were $35.6 million, up $303 thousand or 0.9% from the previous quarter and up $900 thousand or 2.6% from first quarter 2017.

•	Fiduciary and asset management fees, brokerage revenue, and insurance revenues were $23.3 million, up $1.6 million or 7.2% from the previous quarter and up $2.7 million or 12.9% from first quarter 2017.

•	Total non-interest expense was $195.2 million, down $31.4 million or 13.8% from the previous quarter and down 1.1% from the first quarter 2017.

•	The first quarter 2018 includes a $2.6 million reduction in litigation contingency accruals. The fourth quarter 2017 included a $23.2 million loss on early extinguishment of debt, and the first quarter 2017 included $6.5 million in restructuring charges.

•	Adjusted non-interest expense was $197.8 million, down $3.3 million or 1.6% from the previous quarter and up $7.2 million or 3.8% from the first quarter 2017.

•	Employment expense of $113.7 million increased $2.5 million or 2.2% from the previous quarter and 6.1% from the first quarter 2017.

•	Occupancy and equipment expense of $31.5 million increased $1.4 million or 4.5% from the previous quarter and 7.3% from the first quarter 2018.

•	Other expenses were $52.6 million in the quarter, down $7.1 million or 11.9% from the previous quarter and down $1.5 million or 2.7% from the first quarter 2017.

•	Efficiency ratio for the first quarter was 57.16% as compared to 66.77% in the previous quarter and 64.84% in the first quarter 2017.

•	Adjusted efficiency ratio for the first quarter was 57.42% as compared to 59.29% in the previous quarter and 62.25% in the first quarter 2017.

Credit Quality

•	Non-performing loans were $120.1 million at March 31, 2018, up $4.5 million or 3.9% from the previous quarter and down $38.3 million or 24.2% from March 31, 2017. The non-performing loan ratio was 0.48% at March 31, 2018, compared to 0.47% at the end of the previous quarter and 0.65% at March 31, 2017.

•	Total non-performing assets were $131.2 million at March 31, 2018, compared to $130.6 million in the previous quarter and down $56.1 million or 29.9% from March 31, 2017. The non-performing asset ratio was 0.53% at March 31, 2018, unchanged from the previous quarter and down from 0.77% at March 31, 2017.

[2]	Core banking fees include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges.

•	Net charge-offs were $4.3 million in the first quarter 2017, down $4.7 million or 52.3% from $9.0 million in the previous quarter and down 38.1% from the first quarter 2017. The annualized net charge-off ratio was 0.07% in the first quarter as compared to 0.15% in the previous quarter and 0.12% in the first quarter 2017.

•	Total delinquencies (consisting of loans 30 or more days past due and still accruing) remain low at 0.22% of total loans at March 31, 2018, as compared to 0.21% in the previous quarter and 0.26% at March 31, 2017.

Capital

•	During the first quarter 2018, Synovus repurchased $26.7 million in common stock, as part of the previously announced share repurchase program of up to $150 million. Additionally, Synovus declared common dividends of $0.25 per share, a 67% increase from the previous quarter.

•	Common Equity Tier 1 ratio was 10.11% at March 31, 2018, up from 9.99% at December 31, 2017.

•	Tier 1 Capital ratio was 10.51% at March 31, 2018, up from 10.38% at December 31, 2017.

•	Total Risk Based Capital ratio was 12.37% at March 31, 2018, up from 12.23% at December 31, 2017.

•	Tier 1 Leverage ratio was 9.37% at March 31, 2018, up from 9.19% at December 31, 2017.

•	Tangible Common Equity ratio was 8.79% at March 31, 2018, compared to 8.88% at December 31, 2017.

First Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on April 24, 2018. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with more than $31 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 250 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as the “Most Reputable Bank” by American Banker and the Reputation Institute in 2017. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, capital management and future profitability; expectations on credit trends and key credit metrics; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest income; adjusted non-interest expense; adjusted efficiency ratio; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; adjusted return on average tangible common equity; average non-time core deposits; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in); are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest income; total non-interest expense; efficiency ratio; earnings per diluted common share; return on average assets; return on average common equity; total average deposits; the ratio of total shareholders’ equity to total assets; and the CET1 ratio; respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. ~~A~~djusted non-interest income is a measure used by management to evaluate total revenue and non-interest income exclusive of net investment securities gains/losses and changes in fair value of private equity investments, net. Adjusted non-interest expense and the adjusted efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measurements used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Average non-time core deposits is a measure used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. The adjusted return on average tangible common equity is a measure used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	1Q18	4Q17	1Q17
Adjusted non-interest income
Total non-interest income	$67,046	$69,352	$71,839
Subtract: Investment securities gains, net	—	—	(7,668)
Add/subtract: Decrease/(increase) in fair value of private equity investments, net	3,056	(100)	1,814

Adjusted non-interest income	$70,102	$69,252	$65,985

Adjusted non-interest expense
Total non-interest expense	$195,179	$226,534	$197,388
Subtract: Earnout liability adjustments	—	(1,700)	—
Add/subtract: Restructuring charges, net	315	29	(6,511)
Subtract: Loss on early extinguishment of debt	—	(23,160)	—
Add/subtract: Litigation contingency expense	2,626	(300)	—
Subtract: Merger-related expense	—	—	(86)
Subtract: Amortization of intangibles	(292)	(292)	(183)

Adjusted non-interest expense	$197,828	$201,111	$190,608

Adjusted efficiency ratio
Adjusted non-interest expense	$197,828	$201,111	$190,608
Net interest income	274,284	269,713	239,927
Add: Tax equivalent adjustment	116	234	309
Add: Total non-interest income	67,046	69,352	71,839
Subtract: Investment securities gains, net	—	—	(7,668)

Total FTE revenues	341,446	339,299	304,407
Add/subtract: Decrease/(increase) in fair value of private equity investments, net	3,056	(100)	1,814

Adjusted total revenues	$344,502	$339,199	$306,221
Efficiency ratio	57.16%	66.77%	64.84%
Adjusted efficiency ratio	57.42%	59.29%	62.25%

Reconciliation of Non-GAAP Financial Measures, continued

(in thousands, except per share data)	1Q18	4Q17	1Q17
Adjusted earnings per diluted share
Net income available to common shareholders	$100,607	$27,046	$69,298
Add: Earnout liability adjustments	—	1,700	—
Add: Income tax expense related to effects of Federal Tax Reform	—	47,181	—
Add: Income tax expense related to effects of State DTA remeasurement	1,325	—	—
Add: Merger-related expense	—	—	86
Subtract/add: Litigation contingency expense	(2,626)	300	—
Subtract/add: Restructuring charges, net	(315)	(29)	6,511
Add: Amortization of intangibles	292	292	183
Add: Loss on early extinguishment of debt	—	23,160	—
Subtract: Investment securities gains, net	—	—	(7,668)
Add/subtract: Decrease/(increase) in fair value of private equity investments, net	3,056	(100)	1,814
Subtract: Income tax benefit related to pre-2017 R&D credits and state taxes	—	(4,847)	—
Subtract: Tax effect of adjustments	(96)	(8,740)	(333)

Adjusted net income available to common shareholders	$102,243	$85,963	$69,891
Weighted average common shares outstanding, diluted	119,321	120,182	123,059

Adjusted earnings per diluted share	$0.86	$0.72	$0.57

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q18	4Q17	1Q17
Adjusted return on average assets
Net income	$103,166	$29,605	$71,857
Add: Earnout liability adjustments	—	1,700	—
Add: Income tax expense related to effects of Federal Tax Reform	—	47,181	—
Add: Income tax expense related to effects of State DTA remeasurement	1,325	—	—
Add: Merger-related expense	—	—	86
Subtract/add: Litigation contingency expense	(2,626)	300	—
Subtract/add: Restructuring charges, net	(315)	(29)	6,511
Add: Amortization of intangibles	292	292	183
Add: Loss on early extinguishment of debt	—	23,160	—
Subtract: Investment securities gains, net	—	—	(7,668)
Add/subtract: Decrease/(increase) in fair value of private equity investments, net	3,056	(100)	1,814
Subtract: Income tax benefit related to pre-2017 R&D credits and state taxes	—	(4,847)	—
Subtract: Tax effect of adjustments	(96)	(8,740)	(333)

Adjusted net income	$104,802	$88,522	$72,450
Net income annualized	$425,030	$351,201	$293,825

Total average assets	$31,245,708	$31,388,724	$30,442,089
Adjusted return on average assets	1.36%	1.12%	0.97%

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q18	4Q17	1Q17
Adjusted return on average common equity and adjusted return on average tangible common equity
Net income available to common shareholders	$100,607	$27,046	$69,298
Add: Earnout liability adjustments	—	1,700	—
Add: Income tax expense related to effects of Federal Tax Reform	—	47,181	—
Add: Income tax expense related to effects of State DTA remeasurement	1,325	—	—
Add: Merger-related expense	—	—	86
Subtract/add: Litigation contingency expense	(2,626)	300	—
Subtract/add: Restructuring charges, net	(315)	(29)	6,511
Add: Amortization of intangibles	292	292	183
Add: Loss on early extinguishment of debt	—	23,160	—
Subtract: Investment securities gains, net	—	—	(7,668)
Add/subtract: Decrease/(increase) in fair value of private equity investments, net	3,056	(100)	1,814
Subtract: Income tax benefit related to pre-2017 R&D credits and state taxes	—	(4,847)	—
Subtract: Tax effect of adjustments	(96)	(8,740)	(333)

Adjusted net income available to common shareholders	$102,243	$85,963	$69,891
Net income annualized	$414,652	$341,049	$283,447
Total average shareholders’ equity less preferred stock	$2,790,878	$2,851,523	$2,817,663
Subtract: Goodwill	(57,315)	(57,315)	(59,649)
Subtract: Other intangibles assets, net	(10,915)	(11,353)	(13,177)

Total average tangible shareholders’ equity less preferred stock	$2,722,648	$2,782,855	$2,744,837
Adjusted return on average common equity	14.86%	11.96%	10.06%

Adjusted return on average tangible common equity	15.23%	12.26%	10.33%

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q18	4Q17	1Q17
Tangible common equity ratio
Total assets	$31,501,028	$31,221,837	$30,679,589
Subtract: Goodwill	(57,315)	(57,315)	(57,010)
Subtract: Other intangible assets, net	(10,750)	(11,254)	(12,137)

Tangible assets	$31,432,963	$31,153,268	$30,610,442

Total shareholders’ equity	$2,956,495	$2,961,566	$2,962,127
Subtract: Goodwill	(57,315)	(57,315)	(57,010)
Subtract: Other intangible assets, net	(10,750)	(11,254)	(12,137)
Subtract: Series C Preferred Stock	(125,980)	(125,980)	(125,980)

Tangible common equity	$2,762,450	$2,767,017	$2,767,000

Total shareholders’ equity to total assets ratio	9.39%	9.49%	9.66%
Tangible common equity ratio	8.79%	8.88%	9.04%

Average non-time core deposits
Total average deposits	$25,788,073	$26,286,009	$24,918,855
Subtract: Average brokered deposits	(1,951,910)	(2,198,333)	(1,380,787)
Subtract: Average non-brokered time deposits	(3,039,325)	(3,170,444)	(3,245,306)

Average non-time core deposits	$20,796,838	$20,917,232	$20,292,762

Common equity Tier 1 (CET1) ratio (fully phased-in)

Common Equity Tier 1 (CET1)	$2,814,669
Subtract: Adjustment related to capital components	(16,365)

CET1 (fully phased-in)	$2,798,304

Total risk-weighted assets	$27,831,733
Total risk-weighted assets (fully phased-in)	$27,957,172
Common equity Tier 1 (CET 1) ratio	10.11%
Common Equity Tier 1 (CET1) ratio (fully phased-in)	10.01%